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As Filed With the Securities and Exchange Commission on May 22, 2002

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

EN POINTE TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	75-2467002
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
100 N. Sepulveda Boulevard, 19th Floor, El Segundo, California 90245 (Address of Principal Executive Offices)

EMPLOYEE STOCK PURCHASE PLAN
(Full title of the plan)

Attiazaz "Bob" Din
Chief Executive Officer
En Pointe Technologies, Inc.
100 N. Sepulveda Boulevard, 19th Floor
El Segundo, California 90245
(Name and address of agent for service)

(310) 725-5200
(Telephone number, including area code, of agent for service)

Copy to:

Nick E. Yocca, Esq.
Stradling Yocca Carlson & Rauth, a Professional Corporation
660 Newport Center Drive, Suite 1600, Newport Beach, California 92660

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount Of Registration Fee
Common Stock, $.001 par value	250,000(2) shares	$0.91	$227,500	$20.93

(1)
Estimated solely for the purpose of calculating the registration fee, in accordance with Rule 457(h), on the basis of the price of securities of the same class, as determined in accordance with Rule 457(c), using the average of the high and low prices reported by the Nasdaq National Market for the Common Stock on May 16, 2002 which was $0.91 per share.

(2)
Additional shares issuable pursuant to the Employee Stock Purchase Plan. An aggregate of 750,000 shares of Common Stock available for issuance under the Employee Stock Purchase Plan were registered on Registration Statements on Form S-8 filed on June 20, 1996 (Registration No. 333-06395), November 1, 1999 (Registration No. 333-90037) and April 9, 2001 (Registration No. 333-58536).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

        This registration statement relates to the En Pointe Technologies, Inc. Employee Stock Purchase Plan (the "Plan"). Initially, an aggregate of 250,000 shares of Common Stock were available for purchase under the Plan, and such 250,000 shares were registered on this form on June 20, 1996 (Reg. No. 333-06395). On each of November 1, 1999 (Reg. No. 333-90037) and April 9, 2001 (Reg. No. 333-58536), respectively, an additional 250,000 shares of Common Stock were registered on this form, bringing the aggregate authorized shares subject to the Plan to 750,000. On January 18, 2002, the Company's Board of Directors approved an increase of 250,000 shares of Common Stock issuable under the Plan. On March 15, 2002, the Company's stockholders approved such increase. This registration statement covers the current increase of 250,000 shares of Common Stock issuable under the Plan, bringing the total number of authorized shares to 1,000,000.

Item 3.    Incorporation of Documents by Reference.

        The following documents are incorporated herein by reference:

    (a)
    The contents of the Registrant's Registration Statement on Form S-8 (Registration No. 333-06395).

    (b)
    The contents of the Registrant's Registration Statement on Form S-8 (Registration No. 333-90037).

    (c)
    The contents of the Registrant's Registration Statement on Form S-8 (Registration No. 333-58536).

Item 8.    Exhibits.

5.1	Opinion of Stradling Yocca Carlson & Rauth, a Professional Corporation.
23.1	Consent of Stradling Yocca Carlson & Rauth, a Professional Corporation (included in the Opinion filed as Exhibit 5.1).
23.2	Consent of PricewaterhouseCoopers LLP, Independent Accountants.
24.1	Power of Attorney (included on the signature page to the Registration Statement).

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SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on the 22nd day of May 2002.

EN POINTE TECHNOLOGIES, INC.
By:	/s/ BOB DIN Attiazaz "Bob" Din Chief Executive Officer

POWER OF ATTORNEY

        We, the undersigned directors and officers of En Pointe Technologies, Inc., do hereby make, constitute and appoint Attiazaz "Bob" Din and Kevin D. Ayers, and each of them acting individually, our true and lawful attorneys-in-fact and agents, with power to act without any other and with full power of substitution, to do any and all acts and things in our name and behalf in our capacities as directors and officers, to sign any and all amendments (including post-effective amendments) to this Registration Statement, or any related Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ BOB DIN Attiazaz "Bob" Din	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	May 22, 2002
/s/ KEVIN AYERS Kevin D. Ayers	Chief Financial Officer (Principal Financial and Principal Accounting Officer) and Vice President	May 22, 2002
/s/ NAUREEN DIN Naureen Din	Director	May 22, 2002
/s/ BARRY ABELSON Barry Abelson	Director	May 22, 2002
/s/ ZUBAIR AHMED Zubair Ahmed	Director	May 22, 2002

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/s/ MARK BRIGGS Mark Briggs	Director	May 22, 2002
/s/ VERDELL GARROUTTE Verdell Garroutte	Director	May 22, 2002
/s/ WALTER W. LARKINS III Walter W. Larkins III	Director	May 22, 2002

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EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Stradling Yocca Carlson & Rauth, a Professional Corporation.
23.1	Consent of Stradling Yocca Carlson & Rauth, a Professional Corporation (included in the Opinion filed as Exhibit 5.1).
23.2	Consent of PricewaterhouseCoopers LLP, Independent Accountants.
24.1	Power of Attorney (included on the signature page to the Registration Statement).

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PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 3. Incorporation of Documents by Reference .
  Item 8. Exhibits .
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX